Exhibit 77(q)(1)

                                    EXHIBITS

(b) Text of revised principal investment strategy of Pilgrim LargeCap Leaders Fund - filed as a supplement dated November 16, 2000, to the Class A, B, C, M and T U.S. Equity Funds and Equity & Income Funds Prospectus dated November 1, 2000, as filed on November 17, 2000 and incorporated herein by reference.

(e)(1) Form of Investment Management Agreement between the Registrant, on behalf of the Funds, and Pilgrim Investments, Inc. - filed as an exhibit to Post-Effective Amendment No. 15 to the Registrant's Form N-1A Registration Statement on December 22, 2000 and incorporated herein by reference.